Exhibit 10.1 TRANSITION AND SEPARATION AGREEMENT This Transition and Separation Agreement (this “Separation Agreement”) by and between Lamb Weston Holdings, Inc. (the “Company”) and Bernadette Madarieta (“you”), dated February 19, 2026 (the “Effective Date”), memorializes certain terms of your transition and separation from the Company and its subsidiaries. This Separation Agreement is intended to support the leadership transition for the position of Chief Financial Officer (“CFO”) at the Company (the “Succession”). The terms of this Separation Agreement also address requirements for you to receive certain of the benefits described herein, as set forth in detail below. By signing this Separation Agreement, you and the Company agree as follows: 1. PROVISIONS REGARDING CHIEF FINANCIAL OFFICER SERVICE AND SEPARATION (a) You and the Company agree that you will serve as the CFO of the Company until April 2, 2026 (the “Transition Date”). (b) You and the Company agree that, commencing on the Transition Date, you will no longer serve as the CFO of the Company, but you will transition to become a non-officer employee in service to the Company until April 30, 2026 (such day, the “Separation Date”, and such non-officer employment period, the “Advisory Period”). On or prior to the Transition Date, you agree that you will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize such cessation of service as CFO and as an officer or director of any Company subsidiaries or affiliates, as applicable. During the Advisory Period you shall be employed by the Company and will (i) serve in the non- executive employee role of Special Advisor to the Company, and (ii) support the Succession by ensuring consistently high personal and team member performance during the Advisory Period. During the Advisory Period, you will continue to receive your base salary (as in effect on February 1, 2026), paid in accordance with the normal payroll practices of the Company as may be in effect from time to time. Subject to the conditions set forth on Exhibit B, you will also remain eligible for an annual incentive award (at the same target value as in effect on February 1, 2026) for the Company’s 2026 fiscal year. Following the Transition Date, you will not be eligible to receive any further grants of equity awards. If your employment terminates prior to the Separation Date (other than as a result of a termination by the Company without Cause), you will no longer be eligible for the base salary or the annual incentive award described above following your termination of employment. (c) You will continue to remain eligible to participate in the Company’s health, retirement and welfare benefit programs as an active employee while you remain employed during the Advisory Period. You retain your rights to all accrued vested benefits under all benefit plans, programs and arrangements of the Company (including any vested benefits under the Company’s qualified and nonqualified retirement and deferred compensation plans), subject to the terms of such plans, programs or arrangements. All equity awards that you hold shall remain

2 outstanding and continue to vest during the Advisory Period and in accordance with Exhibit B. You will be entitled to Company contributions to both the Company’s 401(k) plan and Voluntary Deferred Compensation Plan related to service periods as an active employee, consistent with plan and regulatory rules, and the company matching contribution on your deferrals into the Voluntary Deferred Compensation Plan on eligible compensation in excess of the Internal Revenue Code of 1986, as amended (the “Code”) Section 401(a)(17) limit for plan year 2026. Any retroactive 401(k) plan true-ups in excess of applicable year Code Section 415(c) limits for plan years 2023, 2024, and 2025 will be made as a Company contribution to the Voluntary Deferred Compensation Plan at the same time as other eligible recipients. (d) You agree that, as of the Separation Date or such earlier termination of your employment, you will terminate from all other positions you hold (if any) as an employee of the Company and the Company’s subsidiaries and affiliates, and that you will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize your termination from all applicable positions with the Company and its subsidiaries and affiliates. Notwithstanding anything in this Separation Agreement to the contrary, the Company retains the right to terminate your employment and remove you with or without Cause from (i) the position of CFO prior to the Transition Date or (ii) the position of Special Advisor prior to the Separation Date; provided, that if your employment is terminated from either position by the Company without Cause prior to the Separation Date, you will continue to be eligible for your base salary and annual incentive award through the Separation Date. For the purposes of this Separation Agreement, “Cause” means your willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, or your conviction of, or plea of nolo contendere to, a felony. For purposes of this definition of “Cause,” no act or failure to act on your part shall be deemed “willful” if such act is done or omitted to be done (1) on the express lawful instruction or guidance of the Chief Executive Officer of the Company or any member of the Board of Directors of the Company, or (2) by you in good faith and with reasonable belief that your action or omission was in the best interest of the Company. If you are terminated for Cause prior to the Separation Date, the Company will provide you with written notice specifying the exact circumstances constituting “Cause.” 2. BENEFITS In consideration for you (a) signing this Separation Agreement and (b) signing, no earlier than the date of your termination of employment and no later than 21 days following the date of your termination of employment, a general waiver and release of claims, substantially in the form attached hereto as Exhibit A (the “Release”), and letting the Release become effective as set forth in the Release, you will be eligible

3 to receive the benefits as specified on Exhibit B attached hereto, all subject to applicable tax withholding (the “Benefits”). You acknowledge and agree that the Benefits include benefits to which you would not otherwise be entitled as a result of your termination of employment with the Company, that such Benefits would not be due unless you sign the Release, and that such Benefits constitute fair and adequate consideration for your promises and covenants set forth in this Separation Agreement and the Release. Payment of such Benefits to you is conditioned on your continued material compliance with the terms of this Separation Agreement (including material compliance with the Restrictive Covenants as defined below and described herein) and material compliance with the Company’s Code of Conduct, policies, work rules, and expectations (collectively, the “Company Policies”) through the Separation Date. If you are considered not to be in material compliance with this Separation Agreement, the Restrictive Covenants, or the Company Policies, the Company will provide you written notice of the exact circumstances which the Company considers to constitute your material noncompliance. In addition, if such noncompliance relates to the Company Policies and is curable, you will have ten (10) business days in which to demonstrate cure, and if you demonstrate cure, as determined by the Company in its sole discretion, you will be considered to be in material compliance. 3. RESTRICTIVE COVENANTS By signing this Separation Agreement, you reaffirm and, subject to applicable law, agree to comply with the restrictive covenant obligations (including but not limited to the confidentiality, non-competition and non-solicitation provisions) set forth in (a) Annex B to the Executive Change of Control Severance Plan Participation Agreement (“Participation Agreement”) you signed when you became eligible to participate in the Executive Change of Control Severance Plan (a copy of which will be provided to you separately) notwithstanding that you will not receive any severance under such plan, and (b) your equity award agreements for equity awards received on or after July 29, 2021 (“Equity Award Agreements”), provided that, in each case the definition of “Material products, services or activities” will be limited to “the development manufacture or production of packaged potato and French fry products for the retail, foodservice or institutional channels” (such provisions in (a) and (b) above, as modified herein, collectively, the “Restrictive Covenants”). Notwithstanding anything in this Separation Agreement or the Restrictive Covenants to the contrary, nothing in this Separation Agreement or the Restrictive Covenants prevents you from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity you are not prohibited from providing, without prior notice to the Company, information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. No Company policy or individual agreement between the Company and you shall prevent you from providing information to government authorities regarding possible

4 legal violations, participating in investigations, testifying in proceedings regarding the Company’s past or future conduct, engaging in any future activities protected under the whistleblower statutes administered by any government agency (e.g., EEOC, NLRB, SEC, etc.) or receiving a monetary award from a government- administered whistleblower award program for providing information directly to a government agency. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege. By executing this Separation Agreement you represent that, as of the date you sign this Separation Agreement, no claims, lawsuits, or charges have been filed by you or on your behalf against the Company or any of its legal predecessors, successors, assigns, fiduciaries, parents, subsidiaries, divisions or other affiliates, or any of the foregoing’s respective past, present or future principals, partners, shareholders, directors, officers, employees, agents, consultants, attorneys, trustees, administrators, executors or representatives. You acknowledge and agree that you have in a timely manner received or waived all applicable notices required to be given to you in connection with the termination of your employment with the Company contemplated in this Separation Agreement. The Company agrees that this Separation Agreement does not extend to, release or modify any rights to indemnification or advancement of expenses to which you are entitled from the Company or its insurers under the Company’s certificate of incorporation, by-laws, or other corporate governing law or instruments or your indemnification agreement with the Company. The Company shall make no public statements, or request, cause or solicit any third party to make any public statements, that are in any way inconsistent with the terms of this Separation Agreement. The Company shall direct its current executive officers and directors to not make any disparaging remarks or take any action, now or at any time in the future, that would reasonably be expected to be detrimental to your reputation. 4. LIMITATIONS Nothing in this Separation Agreement or the Restrictive Covenants shall be binding upon the parties to the extent it is void or unenforceable for any reason, including, without limitation, as a result of any law regulating competition or proscribing unlawful business practices; provided, however, that to the extent that any provision in this Separation Agreement or the Restrictive Covenants could be modified to render it enforceable under applicable law, it shall be deemed so modified and enforced to the fullest extent allowed by law. 5. MATERIAL BREACH You agree that in the event of any material breach of any of the Restrictive Covenants, the Company will be entitled to equitable and/or injunctive relief and, because the damages for such a material breach will be impossible or impractical to determine and will not therefore provide a full and adequate remedy, the Company or (as applicable) any and all past, present or future parents, subsidiaries and

5 affiliates of the Company (the “Lamb Weston Companies”) will also be entitled to specific performance by you. Except with respect to any clawback rights the Company may have with respect to equity or incentive awards under the Lamb Weston Holdings, Inc. 2016 Stock Plan (as amended or amended and restated from time to time), no amount owing to you under this Separation Agreement shall be subject to set-off or reduction by reason of any claims which the Company has or may have against you, provided that, for purposes of clarity, as provided in Section 2 above, the Company may cease payment of any Benefits under this Separation Agreement in the event of your material violation of the terms of this Separation Agreement or the Restrictive Covenants. You will be entitled to recover actual damages if the Company breaches this Separation Agreement, including any unexcused late or non-payment of any amounts owed under this Separation Agreement, or any unexcused failure to provide any other benefits specified in this Separation Agreement. Failure by either party to enforce any term or condition of this Separation Agreement at any time shall not preclude that party from enforcing that provision, or any other provision, at a later time. 6. NO RE-EMPLOYMENT You understand that your employment with the Company terminates on the Separation Date (or such earlier date described in this Separation Agreement). You agree that you will not seek or accept employment with the Company, including assignment to or on behalf of the Company as an independent contractor or through any third party, and the Company has no obligation to consider you for any future employment or assignment. 7. REVIEW OF SEPARATION AGREEMENT This Separation Agreement is important. You are advised to review it carefully and consult an attorney before signing it, as well as any other professional whose advice you value, such as an accountant or financial advisor. If you agree to the terms of this Separation Agreement, sign in the space below where your agreement is indicated. The benefits specified on Exhibit B are contingent on your (a) signing this Separation Agreement, (b) signing the Release no earlier than the date of your termination of employment and no later than 21 calendar days following the date of your termination of employment, and not revoking the Release, and (c) your continued material compliance with the terms of this Separation Agreement (including material compliance with the Restrictive Covenants) and, while you are employed by the Company, the Company Policies. 8. RETURN OF PROPERTY You agree to return to the Company immediately upon termination of your employment with the Company, as applicable, your company vehicle and all files, records, documents, reports, computers, cellular telephones and other business equipment, keys, and other physical or electronically stored property of the Company in your possession or control and to further agree that you will not keep, transfer or

6 use any copies or excerpts of the foregoing items without the specific approval of the Company. You agree to return to the Company immediately upon termination of your employment with the Company all company-issued credit cards, to immediately cease use of all such cards and to make payment of any and all outstanding balances in accordance with applicable company policy and cardholder agreements and the time limitations contained therein. Notwithstanding the foregoing, you may retain all personal files, including those related to your compensation and benefits from the Company. 9. FUTURE COOPERATION You agree that you shall, for a period of at least 18 months following the Separation Date, be reasonably available to the Company to assist with the maintenance and transition of any key relationships. In addition, you agree that you shall, without any additional compensation, respond to reasonable requests for information from the Company regarding your knowledge of the Company’s business during your employment with the Company. You further agree to reasonably cooperate with the Company, its advisors and its legal counsel with respect to any litigation that is pending against the Company and any claim or action that may be filed against the Company in the future. Such cooperation shall include making yourself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, and providing advice to the Company in preparing defenses to any pending or potential future claims against the Company. The Company agrees to (or to cause one of its affiliates to) pay/reimburse you for any approved travel expenses reasonably incurred as a result of your cooperation with the Company, with any such payments/reimbursements to be made in accordance with the Company's expense reimbursement policy as in effect from time to time. If the time commitment of the cooperation described in this Section 9 becomes substantial, the Company will make arrangements with you regarding reasonable compensation for your time. 10. TAX MATTERS By signing this Separation Agreement, you acknowledge that you will be solely responsible for any taxes which may be imposed on you as a result of the Benefits, all amounts payable to you under this Separation Agreement will be subject to applicable tax withholding by the Company, and the Company has not made any representations or guarantees regarding the tax result for you with respect to any income recognized by you in connection with this Separation Agreement or the Benefits. 11. INTERNAL REVENUE CODE SECTION 409A The intent of you and the Company is that payments and benefits under this Separation Agreement comply with, or be exempt from, Section 409A of the Code, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”); accordingly, to the maximum extent permitted, this Separation

7 Agreement shall be interpreted to be in compliance therewith. Notwithstanding any provision of this Separation Agreement to the contrary, in the event that you are a “specified employee” within the meaning of Code Section 409A (as determined in accordance with the methodology established by the Company as in effect on the Transition Date) (a “Specified Employee”), any payments or benefits that are considered non-qualified deferred compensation under Code Section 409A payable under this Separation Agreement on account of a “separation from service” during the six-month period immediately following your “separation from service” shall, to the extent necessary to comply with Code Section 409A and following the application of the relevant exceptions under Treas. Reg. 1.409A- 1(b)(9), instead be paid, or provided, as the case may be, on the first regular payroll date after the date that is six months following your “separation from service” within the meaning of Code Section 409A. You and the Company hereby agree that the six-month delay described in the immediately foregoing sentence shall be applied to the restricted stock units granted to you in 2024 and 2025. For purposes of Code Section 409A, your right to receive any installment payments pursuant to this Separation Agreement shall be treated as a right to receive a series of separate and distinct payments. In no event may you, directly or indirectly, designate the calendar year of any payment to be made under this Separation Agreement that is considered nonqualified deferred compensation, subject to Code Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits that are deferred compensation subject to Code Section 409A, the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and such payments shall be made on or before the last day of your taxable year following the taxable year in which the expense occurred. 12. COMPENSATION RECOVERY POLICY Notwithstanding anything in this Separation Agreement to the contrary, you acknowledge and agree that this Separation Agreement and any compensation described herein are subject to (a) the terms and conditions of the Company’s clawback policy as may be in effect from time to time specifically as required to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable stock exchange listing standards or rules and regulations) (the “Compensation Recovery Policy”) and (b) the Company’s clawback policy effective as of May 24, 2017 (the “2017 Policy”), and that applicable sections of this Separation Agreement and any related documents shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy and the 2017 Policy from and after the effective dates thereof.

8 13. NATURE OF AGREEMENT By signing this Separation Agreement, you acknowledge that you are doing so freely, knowingly and voluntarily. You acknowledge that in signing this Separation Agreement you have relied only on the promises written in this Separation Agreement and not on any other promise made by the Company or Lamb Weston Companies. This Separation Agreement is not, and will not be considered, an admission of liability or of a violation of any applicable contract, law, rule, regulation, or order of any kind. This Separation Agreement, the Release, and the Restrictive Covenants contain the entire agreement between the Company, other Lamb Weston Companies and you regarding your departure from the Company, except that all post-employment covenants that comprise the Restrictive Covenants remain in full force and effect. The Benefits include benefits to which you would otherwise not be entitled as a result of your termination of employment with the Company, constitute fair and adequate consideration for your promises and covenants set forth in this Separation Agreement (including but not limited to the Restrictive Covenants) and the Release, and are in full satisfaction of any other severance arrangements between you and the Company or the Lamb Weston Companies. This Separation Agreement may not be altered, modified, waived or amended except by a written document signed by a duly authorized representative of the Company and you. Except as otherwise explicitly provided, this Separation Agreement will be interpreted and enforced in accordance with the laws of the state of Idaho, and the parties hereto, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Idaho. The headings in this document are for reference only and shall not in any way affect the meaning or interpretation of this Separation Agreement. 14. CONFIDENTIALITY You agree to maintain absolute confidentiality regarding the terms of this Separation Agreement prior to and following the Separation Date; provided, however, that you shall be permitted to disclose its contents to your tax and legal advisors and provided further that this confidentiality provision shall cease to apply if/when the terms set forth herein are disclosed publicly by the Company, including in any filings with the Securities and Exchange Commission. [SIGNATURE PAGE FOLLOWS]

9 IN WITNESS WHEREOF, you and the Company have executed this Separation Agreement as of the dates set forth below. BERNADETTE MADARIETA /s/ Bernadette Madarieta Date: 2/19/2026 LAMB WESTON HOLDINGS, INC. By: /s/ Steven J. Younes Name: Steven J. Younes Title: Chief Human Resources Officer Date: 2/19/2026

Exhibit A Release This Release is between Lamb Weston Holdings, Inc. (the “Company”) and Bernadette Madarieta (“you”), in consideration of certain of the benefits provided to you and to be received by you from the Company as described in the Separation Agreement between the Company and you dated as of the applicable date referenced therein (the “Separation Agreement”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Separation Agreement. By signing this Release, you and the Company hereby agree as follows: 1. CLAIMS RELEASED You, for yourself and on behalf of anyone claiming through you including each and all of your legal representatives, administrators, executors, heirs, successors and assigns (collectively, the “Executive Releasors”), do hereby fully, finally and forever release, absolve and discharge the Company and each and all of its legal predecessors, successors, assigns, fiduciaries, parents, subsidiaries, divisions and other affiliates, and each of the foregoing’s respective past, present and future principals, partners, shareholders, directors, officers, employees, agents, consultants, attorneys, trustees, administrators, executors and representatives (collectively, the “Company Released Parties”), of, from and for any and all claims, causes of action, lawsuits, controversies, liabilities, losses, damages, costs, expenses and demands of any nature whatsoever, at law or in equity, whether known or unknown, asserted or unasserted, foreseen or unforeseen, that the Executive Releasors (or any of them) now have, have ever had, or may have against the Company Released Parties (or any of them) based upon, arising out of, concerning, relating to or resulting from any act, omission, matter, fact, occurrence, transaction, claim, contention, statement or event occurring or existing at any time in the past up to and including the date on which you sign this Release, including, without limitation: (a) all claims arising out of or in any way relating to your employment with or separation of employment from the Company or its affiliates; (b) all claims for compensation or benefits, including salary, commissions, bonuses, vacation pay, expense reimbursements, severance pay, fringe benefits, stock options, restricted stock units, performance shares or any other ownership interests in the Company Released Parties; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, invasion of privacy and emotional distress; (e) all other common law claims; and (f) all claims (including claims for discrimination, harassment, retaliation, attorneys’ fees, expenses or otherwise) that were or could have been asserted by you or on your behalf in any federal, state, or local court, commission, or agency, or under any federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Age Discrimination in Employment Act (the “ADEA”), as amended by the Older Workers’ Benefit Protection Act of 1990 (the “OWBPA”), Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay

Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Rehabilitation Act of 1973, the Worker Adjustment Retraining and Notification Act, the Uniformed Services Employment and Reemployment Rights Act, Federal Executive Order 11246, and the Genetic Information Nondiscrimination Act. 2. SCOPE OF RELEASE Notwithstanding Section 1 of this Release, nothing in this Release (a) shall release the Company from any of its obligations set forth in the Separation Agreement (including Exhibit B thereto) or any claim that by law is non-waivable, (b) shall release the Company from any obligation to defend and/or indemnify you against any third party claims arising out of any action or inaction by you during the time of your employment and within the scope of your duties with the Company to the extent (i) you have any such defense or indemnification right (including under your indemnification agreement with the Company or to the extent the claims are covered by the Company’s director & officer liability insurance), and (ii) permitted by applicable law, (c) shall affect your right to file a claim for workers’ compensation or unemployment insurance benefits or (d) shall release any claim with respect to your vested rights under the plans, programs and arrangements of the Company. You further acknowledge that by signing this Release, you do not waive the right to file a charge against the Company with, communicate with or participate in any investigation by the EEOC, the Securities and Exchange Commission or any comparable state or local agency. However, you waive and release, to the fullest extent legally permissible, all entitlement to any form of monetary relief arising from a charge you or others may file, including without limitation any costs, expenses or attorneys’ fees. You understand that this waiver and release of monetary relief would not affect an enforcement agency’s ability to investigate a charge or to pursue relief on behalf of others. Notwithstanding the foregoing, you will not give up your right to any benefits to which you are entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Code, or your rights, if any, under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA), or any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. By executing this Release, you represent that, as of the date you sign this Release, no claims, lawsuits, grievances, or charges have been filed by you or on your behalf against the Company Released Parties. 3. KNOWING AND VOLUNTARY ADEA WAIVER In compliance with the requirements of the OWBPA, you acknowledge by your signature below that, with respect to the rights and claims waived and released in this Release under the ADEA, you specifically acknowledge and agree as follows:

(a) you have read and understand the terms of this Release; (b) you have been advised and hereby are advised, and have had the opportunity, to consult with an attorney before signing this Release; (c) the Release is written in a manner understood by you; (d) you are releasing the Company and the other Company Released Parties from, among other things, any claims that you may have against them pursuant to the ADEA; (e) the releases contained in this Release do not cover rights or claims that may arise after you sign this Release; (f) you will receive valuable consideration in exchange for the Release other than amounts you would otherwise be entitled to receive; (g) you have been given a period of at least 21 days in which to consider and execute this Release (although you may elect not to use the full consideration period at your option); (h) you may revoke this Release during the seven-day period following the date on which you sign this Release, and this Release will not become effective and enforceable until the seven-day revocation period has expired; and (i) any such revocation must be submitted in writing to the Company c/o Eryk Spytek, General Counsel and Chief Compliance Officer, Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616 prior to the expiration of such seven-day revocation period. If you revoke this Release within such seven-day revocation period, it shall be null and void. 4. REAFFIRMATION OF RESTRICTIVE COVENANTS You agree to and reaffirm your obligations with respect to the Restrictive Covenants as described in Section 3 of the Separation Agreement and acknowledge that the Restrictive Covenants remain in full force and effect. 5. ENTIRE AGREEMENT This Release, the Separation Agreement, the Restrictive Covenants, and the documents referenced therein contain the entire agreement between you and the Company and take priority over any other written or oral understanding or agreement that may have existed in the past. You acknowledge that no other promises or agreements have been offered for this Release (other than those described above) and that no other promises or agreements will be binding unless they are in writing and signed by you and the Company. [SIGNATURE PAGE FOLLOWS]

We agree to the terms and conditions set forth in this Release. BERNADETTE MADARIETA Date: LAMB WESTON HOLDINGS, INC. By: Name: Title: Date:

Exhibit B Benefits In the event that (a) you serve as CFO through the Transition Date and remain an active employee until the Separation Date (or the Company terminates your employment without Cause prior to the Separation Date), (b) you both execute the Release within 21 days following your termination of employment and let the Release become effective, each as described in the Separation Agreement, and (c) you continue to materially comply with the terms of the Separation Agreement (including material compliance with the Restrictive Covenants) and, while employed by the Company, the Company’s Code of Conduct, policies, work rules, and expectations, you will be eligible for the following benefits: 1. Your termination shall be considered a termination that qualifies as an Early Retirement for the purposes of all equity awards held by you. The treatment of your outstanding equity awards shall be subject to the terms and provisions of the Lamb Weston Holdings, Inc. 2016 Stock Plan (as amended or amended and restated from time to time) and the other terms of the applicable award agreements, in all cases as in effect on the Effective Date, that apply in the event of the termination of your employment by reason of Early Retirement (except that the requirement that there be at least one year of service after an award’s grant date to receive such Early Retirement treatment shall be waived, unless, prior to the Separation Date, you voluntarily terminate your employment or the Company terminates your employment for Cause). “Early Retirement” shall have the meaning set forth in the applicable award agreements. 2. Following the Separation Date, you will be eligible to receive severance in the amount of $1,500,000 (the “Separation Pay”). The Company will pay the Separation Pay (less applicable taxes) to you in equal installments in accordance with the Company’s payroll practices as in effect from time to time, commencing no later than the second payroll period following the effective date of the Release set forth in Exhibit A and ending on the last payroll date of the Company at the end of the 18-month period thereafter. 3. Following the Separation Date, the Company will make installment payments (less applicable taxes) to you that are intended to cover a portion of the cost of your continued group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) equivalent to the cost the Company would cover for you if you were an active employee. These payments will be payable in equal installments in accordance with the Company’s payroll practices as in effect from time to time, commencing no later than the second payroll period following the effective date of the Release set forth in Exhibit A and ending on the earlier of (a) the date that is 18 months after the initial payment and (b) the date you become employed by any other employer. 4. You will be eligible to receive 12 months of senior-level outplacement services provided by Challenger, Gray & Christmas, which will be paid by the Company directly to the service provider (provided, however, that the Company’s costs for such outplacement services shall be capped at $25,000). 5. You will remain eligible for an annual incentive award for the Company’s 2026 fiscal year, which award will be subject to the terms of the applicable plan (including subject to actual Company performance and paid at the same time amounts under such plan are paid to other active employees), provided that your eligible earnings for purposes of the plan will be annualized (i.e., not prorated).